Exhibit 99.1
DIGITAL ANGEL ANNOUNCES
SECOND QUARTER 2009 FINANCIAL RESULTS
SO. ST. PAUL, MN (August 6, 2009) — Digital Angel (NASDAQ: DIGA), an advanced technology company in the field of animal identification and emergency identification solutions, today announced financial results for its second quarter ended June 30, 2009.
Joseph J. Grillo, Digital Angel’s Chief Executive Officer and President, commented, “Despite continuing challenges to our top line, posed by a tough environment for livestock producers and adverse currency effects, we were pleased to see that our reorganizational efforts are continuing to move us towards profitability. The Company achieved positive EBITDA, excluding restructuring-related charges, of over $500,000 in the second quarter, resulting in EBITDA, excluding restructuring-related charges, of just under $1 million for the first six months of 2009. We look forward to continuing our progress in the coming quarters, led by our seasoned management team, our great brand portfolio and our exciting new product introductions in both our business segments.”
The financial results are shown below in the data tables.
Results Conference Call
The Company will host a conference call to discuss the results at 10:00 a.m. ET today. Interested participants should call (866) 393-5807 within the United States and Canada, or (706) 679-2276 internationally. Please use access code 22213711. Alternatively, a simultaneous webcast of the live conference call can be accessed through Digital Angel’s website at www.digitalangel.com.
For persons unable to participate in either the conference call or the webcast, a digitized replay will be available from today at approximately 2:00 p.m. ET to September 6 at 11.59 p.m. ET. For the telephonic replay, dial (800) 642-1687 (USA/Canada) or (706) 645-9291 (international), using access code 22213711. The webcast replay can also be accessed through Digital Angel’s website at www.digitalangel.com.
Non-GAAP Financial Measure
To supplement the Company’s preliminary consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company provides EBITDA, which is a non-GAAP financial measure. EBITDA is defined as operating income (loss) plus depreciation and amortization as presented in the Company’s Preliminary Consolidated Statement of Operations. EBITDA should not be considered as an alternative to operating income or net income (as determined in accordance with GAAP) as a measure of the Company’s operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with GAAP) as a measure of the Company’s ability to meet cash needs. The Company believes that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation and amortization or non-operating factors (such as historical cost). This information has been disclosed here to permit a more complete comparative analysis of the Company’s operating performance relative to other companies. EBITDA may not, however, be comparable in all instances to other similar types of measures. For supplemental information to facilitate evaluation of the impact of depreciation and amortization, and comparisons with historical results, see the attached tables showing the detailed reconciliation of results reported under GAAP to non-GAAP results for first three months and the first six months of 2009 and of 2008.

About Digital Angel
Digital Angel (www.digitalangel.com) is an advanced technology company in the field of animal identification and emergency identification solutions. Digital Angel’s products are utilized around the world in such applications as pet identification using its patented, FDA-approved implantable microchip; livestock identification and tracking using visual and radio frequency identification (RFID) ear tags; and global positioning systems (GPS) search and rescue beacons for use on aircraft, ships and boats, and by adventure enthusiasts.
This press release contains certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements included in this press release include, without limitation, future expectations in our financial performance; our ability to streamline our operations and drive our business towards profitability; and our expectations for the success of and cost savings resulting from our restructuring plan. These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are our ability to successfully implement our business strategy and restructuring plan; uncertainty as to our working capital requirements over the next 12 to 24 months; our ability to successfully obtain the necessary working capital to meet the operating needs of our businesses; our ability to successfully integrate the businesses of acquired companies; our ability to maintain compliance with the covenants of our credit facilities; the degree of success we have in leveraging our brand reputation; our ability to become a major player in the food source traceability and safety arena; our ability to successfully develop survival and emergency radios for the military and commercial uses; our reliance on third-party dealers and distributors to successfully market and sell our products; our ability to defend against costly product liability claims and claims that our products infringe the intellectual property rights of others; our ability to comply with current and future regulations relating to our businesses; our inability to meet all applicable Nasdaq Capital Market requirements; and our ability to maintain proper and effective internal accounting and financial controls. Additional information about these and other factors that could affect the Company’s businesses is set forth in the Company’s Form 10-K under the caption “Risk Factors” filed with the Securities and Exchange Commission (“SEC”) on March 31, 2009, and subsequent filings with the SEC. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.
Contact:
Digital Angel
Jay McKeage
Phone: (651) 554-1564
TABLES FOLLOW

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets Data
(in thousands, except par values)

	June 30,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$619	$1,807
Restricted cash	189	—
Accounts receivable, net	12,531	10,945
Note receivable	450	450
Inventories	11,720	8,922
Deferred taxes	149	130
Other current assets	1,461	1,530
Current assets of discontinued operations	5	5

Total current assets	27,124	23,789

Property and equipment, net	8,865	8,834
Goodwill and intangibles, net	29,158	30,214
Note receivable	806	1,015
Other assets, net	649	322
Other assets of discontinued operations	14	32

Total Assets	$66,616	$64,206

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable and current maturities of long-term debt	$11,005	$8,581
Accounts payable	13,429	9,704
Advances from factors	2,602	1,474
Accrued expenses	10,265	9,133
Deferred revenue	731	840
Current liabilities of discontinued operations	2	10

Total current liabilities	38,034	29,742
Long-term debt and notes payable	2,736	6,943
Deferred taxes	2,664	2,593
Other liabilities	1,028	2,223

Total Liabilities	44,462	41,501

Total Stockholders’ Equity	22,154	22,705

Total Liabilities and Stockholders’ Equity	$66,616	$64,206

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations Data (Unaudited)
(in thousands, except per share data)

	For the three months ended June 30,
	2009	2008

Revenue	$17,222	$20,703

Cost of sales	10,151	14,079

Gross profit	7,071	6,624

Selling, general and administrative expenses	7,166	9,066
Research and development expenses	448	731
Restructuring, severance and separation expenses	313	1,463
Goodwill and asset impairments	—	4,369

Operating loss	(856)	(9,005)

Interest and other income (expense), net	600	2,169
Interest expense	(541)	(1,523)

Loss from continuing operations before taxes	(797)	(8,359)

(Provision) benefit for income taxes	(45)	269

Loss from continuing operations (attributable to Digital Angel Corporation)	(842)	(8,090)

Loss from discontinued operations	(51)	(1,332)

Net loss	(893)	(9,422)

Income attributable to the noncontrolling interest, continuing operations	(17)	(55)

Net loss attributable to Digital Angel Corporation	$(910)	$(9,477)

Loss per common share — basic and diluted
Loss from continuing operations	$(0.05)	$(0.55)
Loss from discontinued operations	(0.00)	(0.09)

Net loss	$(0.05)	$(0.64)

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations Data (Unaudited)
(in thousands, except per share data)

	For the six months ended June 30,
	2009	2008

Revenue	$35,029	$43,129

Cost of sales	20,704	28,206

Gross profit	14,325	14,923

Selling, general and administrative expenses	14,626	18,156
Research and development expenses	912	1,526
Restructuring, severance and separation expenses	313	1,924
Goodwill and asset impairments	—	4,369

Operating loss	(1,526)	(11,052)

Interest and other income (expense), net	620	2,574
Interest expense	(1,068)	(4,210)

Loss from continuing operations before taxes	(1,974)	(12,688)

(Provision) benefit for income taxes	(41)	288

Loss from continuing operations	(2,015)	(12,400)

Loss from discontinued operations (attributable to Digital Angel Corporation)	(84)	(1,749)

Net loss	(2,099)	(14,149)

Income attributable to the noncontrolling interest, continuing operations	(29)	(104)

Net loss attributable to Digital Angel Corporation	$(2,128)	$(14,253)

Loss per common share — basic and diluted
Loss from continuing operations	$(0.11)	$(0.86)
Loss from discontinued operations	(0.01)	(0.12)

Net loss	$(0.12)	$(0.98)

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Reconciliation to Non-GAAP Financial Information
(in thousands) (unaudited)

	For the three months ended June 30,
	2009	2008
Operating loss	$(856)	$(9,005)

Depreciation and amortization	1,064	1,260

EBITDA	208	(7,745)

Restructuring, severance and separation expenses	313	7,044

Adjusted EBITDA[1]	$521	$(701)

[1]	Adjusted EBITDA is regular EBITDA with the restructuring, severance and separation expenses backed out.

	For the six months ended June 30,
	2009	2008
Operating loss	$(1,526)	$(11,052)

Depreciation and amortization	2,206	2,455

EBITDA	680	(8,597)

Restructuring, severance and separation expenses	313	7,505

Adjusted EBITDA[1]	$993	$(1,092)

[1]	Adjusted EBITDA is regular EBITDA with the restructuring, severance and separation expenses backed out.